Exhibit 5.1

NEW YORK LONDON SINGAPORE PHILADELPHIA CHICAGO WASHINGTON, DC SAN FRANCISCO SILICON VALLEY SAN DIEGO LOS ANGELES BOSTON HOUSTON DALLAS FORT WORTH AUSTIN	FIRM and AFFILIATE OFFICES	HANOI HO CHI MINH CITY SHANGHAI ATLANTA BALTIMORE WILMINGTON MIAMI BOCA RATON PITTSBURGH NORTH JERSEY LAS VEGAS CHERRY HILL LAKE TAHOE MYANMAR ALLIANCES IN MEXICO

September 13, 2024

AgEagle Arial Systems Inc.

8201 E. 34th Street N. Suite 67226

Wichita, Kansas 67226

Re:	Exhibit 5.1 to Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to AgEagle Arial Systems Inc., a Nevada corporation (the “Company”) in connection with its registration statement on Form S-1 (File No. 333-281897) (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to (i) 32,432,432 common units (the “Units”), with each Unit consisting of either (A) one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (collectively, the “Closing Stock”), one Series A warrant (“Series A Warrant”) to purchase one share of Common Stock and one Series B warrant (“Series B Warrant” and, together with the Series A Warrant, the “Warrants”) to purchase one share of Common Stock or (B) one pre-funded warrant (each, a “Pre-Funded Warrant”), one Series A Warrant and one Series B Warrant. The Units, the Closing Stock, the Warrants, the shares underlying the Warrants (the “Warrant Shares”), the Pre-Funded Warrants and the shares underlying the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”) are referred to herein, collectively, as the “Securities”. All of the Securities are to be sold pursuant to the proposed form of Placement Agency Agreement among the Company and Spartan Capital Securities, LLC (the “Placement Agency Agreement”) filed as Exhibit 1.1 to the Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (a) the Registration Statement; (b) the Placement Agency Agreement; (c) the Warrant Agency Agreement among the Company and Equiniti Trust Company, as warrant agent (the “Warrant Agency Agreement”); (d) the form of Series A Warrant; (e) the form of Series B Warrant; (f) the form of Pre-Funded Warrant, (g) the Articles of Incorporation of the Company, as amended and in effect as of the date hereof; (h) the Company’s Bylaws, as amended and in effect as of the date hereof; (i) the corporate action of the Company’s Board of Directors which, among other things, authorizes the issuance of the Securities, as attested by the Secretary of the Company; and (j) the Securities Purchase Agreement among the Company and the purchasers identified therein (the “Securities Purchase Agreement”).

Duane Morris llp
30 SOUTH 17TH STREET PHILADELPHIA, PA 19103-4196	PHONE: 215.979.1000 FAX: 215.979.1020

September 13, 2024

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion and we are familiar with the proceedings taken and proposed to be taken by the Company in with the authorization, issuance and sale of the Securities. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely Chapter 78 of Nevada Revised Statutes, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Chapter 78 of Nevada Revised Statutes, as amended” includes the statutory provisions contained therein, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.	The Units have been duly authorized for issuance by the Company. The Units, if and when issued, delivered and paid for as described in the prospectus related to the Registration Statement (the “Prospectus”) and pursuant to the Placement Agency Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity.

2.	The Closing Stock have been duly authorized for issuance by the Company and, when issued, delivered and paid for as described in the Prospectus and pursuant to the Placement Agency Agreement, will be validly issued, fully-paid and non-assessable.

3.	The Warrants and Pre-Funded Warrants have been duly authorized for issuance by the Company.

4.	Upon execution and delivery by the Company of the Warrants in the manner described in the Registration Statement and receipt by the Company of the consideration for the Warrants specified in the resolutions of the Board, the Warrants will constitute valid and binding obligations of the Company.

September 13, 2024

5.	The Warrant Shares and Pre-Funded Warrant Shares have been duly authorized for issuance by the Company and, when issued and delivered by the Company against payment therefor, upon exercise of the Warrants or Pre-Funded Warrants, as applicable, in accordance with the terms therein and the terms of the Warrants or Pre-Funded Warrants, as applicable, will be validly issued, fully-paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions:

(a)	the Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(b)	any Prospectus required by applicable law will have been delivered and filed as required by such laws;

(c)	all Securities offered pursuant to the Registration Statement will be (i) issued and sold in the manner provided in the Registration Statement and the Prospectus, (ii) issued and sold only upon payment of the consideration fixed therefor in accordance with the Placement Agency Agreement, the Warrant Agency Agreement, the Securities Purchase Agreement and, if applicable, the Securities themselves, and there will not have occurred any change in law or fact affecting the validity of the opinion rendered herein with respect thereto between the date hereof and the date of such issuance and (iii) duly noted in the Company’s stock or warrant ledger, as applicable, upon their issuance;

(d)	the Company will have sufficient authorized and unissued shares of Common Stock at the time of each issuance of a Warrant Share or Pre-Funded Warrant Share upon the exercise of a Warrant or Pre-Funded Warrant, as applicable, and each such Warrant Share or Pre-Funded Warrant Share, as applicable, as well as the Closing Stock, will be noted in the Company’s stock ledger upon issuance;

(e)	the Company’s Board of Directors shall have approved the issuance of the Closing Stock, the final number of Securities to be issued and the price to be paid therefor pursuant to the Placement Agency Agreement, the Warrant Agency Agreement and the Securities Purchase Agreement, as applicable; and

(f)	to the extent that the obligations of the Company under any Warrant Agency Agreement, Securities Purchase Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, (i) each party to any such agreement other than the Company (including any applicable warrant agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) that each such other party will be duly qualified to engage in the activities contemplated thereby; (iii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iv) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (v) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

September 13, 2024

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Duane Morris LLP